Exhibit 10(n)

RESTRICTED STOCK AGREEMENT

CANTEL MEDICAL CORP.

2006 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made effective as of this          day of                         ,              , by and between Cantel Medical Corp., a Delaware corporation (the “Company”), and                                                    (the “Participant”).

WITNESSETH:

WHEREAS, the Participant is, on the date hereof, [an employee] [non-employee member of the Board of Directors] of the Company or of a Subsidiary of the Company; and

WHEREAS, the Company wishes to grant a Restricted Stock Award to the Participant for Shares of the Company’s Common Stock pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Committee has authorized the grant of a Restricted Stock Award to the Participant;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.             Grant of Restricted Stock Award. The Company hereby grants to the Participant on the date set forth above a Restricted Stock Award (the “Award”) for                                          (                ) Shares on the terms and conditions set forth herein, which Shares are subject to adjustment pursuant to Section 4(c) of the Plan. Such Shares shall be issued to the Participant for no cash consideration. The Company shall cause to be issued one or more stock certificates representing such Shares in the Participant’s name, and shall hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the Shares represented by the certificate. The Company shall place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the Shares are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or the Shares subject to this Award have been forfeited pursuant to Section 2 below, the Participant shall be entitled to vote the Shares represented by such stock certificates and shall receive all dividends attributable to such Shares, but the Participant shall not have any other rights as a shareholder with respect to such Shares.

2.             Vesting of Restricted Stock. (a) The Shares subject to this Award shall remain forfeitable until the risks of forfeiture lapse according to the following vesting schedule:

Cumulative Number
Vesting Date	of Shares

(b)                                 If the Participant’s employment or other relationship with the Company (or a Subsidiary of the Company) terminates at any time prior to a Vesting Date for any reason, including the Participant’s voluntary resignation or retirement, the Participant shall immediately forfeit all Shares subject to this Award which have not yet vested and for which the risks of forfeiture have not lapsed. The foregoing provision shall be subject to the terms of any employment agreement or similar agreement between the Participant and the Company (or a subsidiary of the Company) that covers the vesting or forfeiture of Shares.

3.             General Provisions.

(a)                                  Employment or Other Relationship. This Agreement shall not confer on the Participant any right with respect to the continuance of employment or any other relationship with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company or such Subsidiary to terminate such employment or relationship.

(b)                                 Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 4(c) of the Plan, certain changes in the number or character of the Shares of the Company (through merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or similar transaction) shall result in an adjustment, reduction, or enlargement, as appropriate, in the number of Shares subject to this Award. Any additional Shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the Shares with respect to which the adjustment relates.

(c)                                  Shares Reserved. The Company shall at all times during the term of this Award reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(d)                                 Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the Shares subject to this Award. Subject to such rules as the Committee may adopt, the Committee may, in its sole discretion, permit the Participant to satisfy such withholding tax obligations, in whole or in part, by delivering Shares received pursuant to this

Award having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes. Participant’s request to deliver Shares for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s request shall be approved by the Committee and otherwise comply with such rules as the Committee may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

(e)                                  2006 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

(f)                                    Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of the Participant and any successor or successors of the Participant.

(g)                                 Non-Assignability Of Shares. The Participant may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Shares prior to vesting of the Shares in accordance with the terms of this Agreement.

(h)                                 The Shares As Investment. By accepting the Award, the Participant agrees for himself, his heirs and legatees that any and all Shares acquired hereunder shall be acquired for investment and not for distribution. The Participant, or his heirs or legatees receiving such Shares, shall, if so requested by the Company, deliver to the Company a representation in writing that such Shares are being acquired in good faith for investment and not for distribution and shall make such other or additional representations and agreements and furnish such information as the Company may in its reasonable discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with provisions of the Securities Act of 1933 and any other applicable legal requirements. The Company may place a “stop transfer” order with respect to such Shares with its transfer agent and may place an appropriate restrictive legend on the certificate(s) evidencing such Shares in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the securities under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the securities or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend.”

(i)                                     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within the State of New Jersey.

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CANTEL MEDICAL CORP.

By:
Its:

Participant